EXHIBIT 8(h)




                     USAA MUTUAL FUND, INC.
                     SUBCUSTODIAN AGREEMENT
                              WITH
                       TEXAS COMMERCE BANK


     The undersigned custodian (the "Custodian") for USAA Mutual Fund, Inc. (the "Company"), an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), hereby appoints Texas Commerce Bank as subcustodian (the "Subcustodian") for each of the respective series of the Fund (the "Funds") and the Subcustodian hereby accepts such appointment on the following terms and conditions as of the date set forth below.

     1. Qualification. The Custodian and the Subcustodian each represents to the other and to the Company that it is qualified to act as a custodian for a registered investment company under the 1940 Act, and the Custodian represents to the Subcustodian that it is the duly appointed, qualified and acting Custodian of the Funds, with all necessary power and authority to enter into this Agreement.

     2. Subcustody. The Subcustodian agrees to maintain one or more custodial accounts ("Subscription Accounts") for the Funds in which checks ("Subscription Checks") issued in payment for purchases of Fund shares shall be deposited by USAA Shareholder
Account Services ("USAA SAS"), transfer agent of the Funds (the "Transfer Agent"). The Subcustodian further agrees to debit USAA
IMCO account no. 06407080765 (the "Return Item Account") for the aggregate amount of all Subscription Checks returned to the Subcustodian for non-payment ("Return Items"), informing USAA SAS daily of any returned Subscription Checks. In the event that the available funds in the Return Item Account are insufficient to cover the amount of the Return Items, Subcustodian will promptly notify Transfer Agent by telephone of the amount of such insufficiency. Upon receipt of such telephone notice, Transfer Agent agrees to remit to Subcustodian the full amount of any such insufficiency.

          Each business day the Subcustodian agrees to, based upon instructions by USAA SAS, remit to the Custodian by wire transfer amounts of Subscription Checks deposited in the Subscription Account on the preceding business day notwithstanding whether the Subcustodian has collected good funds in respect of such checks. The Funds will compensate the Subcustodian for (i) estimated earnings lost on amounts wired to the custodian in payment of Subscription Checks during the period from the date wire payment is made through the date good funds on such checks are received by the Subcustodian, (ii) for service fees charged by the Subcustodian for processing Subscription Checks as set forth in Schedule 1 to this Agreement (These amounts will be paid monthly and computed based on an overall account relationship.), (iii) other miscellaneous fees as described in Schedule 1, and (iv) Return Items not paid by the Transfer Agent or the USAA Investment Management Company (USAA
IMCO) within five (5) business days following a request for payment by Subcustodian pursuant to Paragraph 2 hereof.

     3. Instructions: Other Communications. Any one officer or other authorized representative of the Transfer Agent designated as hereinafter provided as an officer or other authorized representative of the Transfer Agent authorized to give instructions to the Subcustodian with respect to Fund assets held in Subscription Accounts (an "Authorized Officer"), shall be authorized to instruct the Subcustodian as to the deposit, withdrawal or any other action with respect to Fund assets from time to time by telephone, or in writing signed by such Authorized Officer and delivered by telecopy, tested telex, tested computer printout or such other reasonable method as the Transfer Agent and Subcustodian shall agree; provided, however, the Subcustodian is authorized to accept and act upon instructions from the Transfer Agent, whether orally, by telephone or otherwise, which the Subcustodian reasonably believes to be given by an authorized person. The Subcustodian may require that any instructions given orally or by telecommunications be promptly confirmed in writing.

          The Authorized Officers shall be as set forth on
Schedule 2 attached hereto or as otherwise from time to time certified in writing by the Transfer Agent to the Subcustodian signed by the President or any Vice President and any Assistant Vice President, Assistant Secretary or Assistant Treasurer of the Funds. In addition to a written list of authorized officers, the Transfer Agent will provide Subcustodian with additional information and signature cards as reasonably requested by Subcustodian relating to the authorized officers. The Subcustodian shall furnish the Transfer Agent, with a copy to the Funds, by first class mail, or other mutually agreed-upon means of transmission, (i) prompt telephonic and written notice of Return Items, (ii) a monthly report on activity in each of the Subscription Accounts within five (5) days after the end of each calendar month, and (iii) a daily statement of activity in each of the Subscription Accounts. The Subcustodian shall also furnish the Custodian with a copy of item (ii) above.

     4. Fees. The service fees charged by the Subcustodian under the Agreement are set forth in Schedule 1 attached hereto.
Schedule 1 may be amended by the parties in writing provided written notice is furnished to the Funds thirty (30) days in advance of any increase in fees.

     5.   Liabilities.

     (i) The Subcustodian shall be held harmless by the Custodian and Transfer Agent and shall not be liable for any action taken or omitted to be taken in good faith, or for any mistake of law or fact, or for anything Subcustodian may do or refrain from doing in connection with or as required by this Agreement, except for failure to exercise ordinary care or act in good faith. Except as otherwise set forth herein, the Subcustodian shall have no responsibility with respect to Fund assets. The Subcustodian shall, for the benefit of the Custodian and the Funds, use the same care with respect to handling of Fund assets in depository accounts as it uses in respect of its own assets similarly held. The Subcustodian shall have no responsibility with respect to any monies or any wire transfer, checks or other instruments for the payment of money unless and until actually received or secured by wire transfer by the Subcustodian. IN NO EVENT WILL THE SUBCUSTODIAN BE LIABLE
TO CUSTODIAN, TRANSFER AGENT OR THE FUNDS FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE OR CONSEQUENTIAL
DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE
SERVICES CONTEMPLATED HEREIN.

     (ii) The Subcustodian shall indemnify, defend and save harmless the Custodian and each Fund from and against all loss, liability, claims and demands incurred by the Custodian or the Fund arising out of or in connection with the Subcustodian's willful malfeasance or bad faith in connection with its obligations and duties under this Agreement.

     (iii) The Custodian agrees to indemnify, defend and save harmless the Subcustodian from and against any and all loss, liability, claims and demands incurred by the Subcustodian in connection with the performance by the Subcustodian in good faith of any activity under this Agreement pursuant to instructions of the Custodian.

     (iv) It is understood and expressly stipulated that neither the shareholders of any Fund or the members of the Board of such Fund shall be personally liable hereunder. The obligations of each Fund hereunder are not personally binding upon, nor shall resort to the private property of, any of the members of the Board of the Fund, nor of its shareholders, officers, employees or agents, but only the Fund's property shall be bound.

     6. Termination. Each party may terminate this Agreement at any time by not less than thirty (30) days' prior written notice which shall specify the date of such termination; and further, provided, however, that the Custodian may immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Subcustodian by the Federal Deposit Insurance Corporation or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination, the Subcustodian shall make immediate delivery of all Fund assets held in the Subscription Accounts to the Custodian or to any third party specified by the Custodian in writing. If any Subscription Checks are subsequently returned unpaid the Funds shall direct the Transfer Agent to pay the Subcustodian the amount thereof on behalf of the Funds promptly upon demand.

     7. Communications. All notices to be delivered pursuant to the terms of this Agreement shall be given in writing, and shall be deemed given (a) upon delivery in person to the persons indicated below, or (b) three days after deposit in the United States Postal Service, postage prepaid, registered, or certified mail, return receipt requested, or (c) upon receipt by facsimile (provided that such receipt of such facsimile is confirmed telephonically by the addressee), or (d) by overnight delivery service (with receipt of delivery), sent to the addresses shown below, or to such different address(es) as such party shall be designated by written notice to the other parties hereto at least ten (10) days in advance of the date upon which such change of address shall be effective. All communications required or permitted to be given under this Agreement, unless otherwise agreed by the parties, shall be addressed as follows:

     (i)  to the Subcustodian:

          Texas Commerce Bank
          1020 N.E. Loop 410
          San Antonio, Texas 78209
          Attn:  Jessica Jones

    (ii)  to the Custodian:

          State Street Bank and Trust Company
          One Heritage Drive
          Palmer Building P.1-N
          Quincy, Massachusetts  02171
          Attn:  Paul Kaminsky

   (iii)  to the Transfer Agent:               USAA Shareholder Account Services
                                               USAA Building, D-3-E
          (As instructed by the Custodian)     San Antonio, Texas 78288
                                               Attn:  Pat Bauer

     8. Access to Records. The Subcustodian will not refuse any reasonable request for inspection and audit of its books and records concerning transactions and balances of the Subscription
Accounts by an agent of any Fund or the Custodian.

     9. Cooperation. The Subcustodian shall cooperate with each Fund and the Custodian and their respective independent public accountants in connection with annual and other audits of the books and records of the Custodian or the Fund.

     10. Miscellaneous. This Agreement (i) shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law rules, (ii) may be executed in counterparts each of which shall be deemed an original but all of which shall constitute the same instrument, and (iii) may only be amended by the parties hereto in writing.

     11. Terms and Conditions of Deposit Accounts. The handling of the Subscription Accounts and the Return Item Account and all other accounts maintained with Subcustodian in connection with or relating to this Agreement will be subject to the Subcustodian's Terms and Conditions of Deposit Accounts, and any and all rules or regulations now or hereafter promulgated by the Subcustodian which relate to such accounts and the Uniform Commercial Code, as adopted by the State of Texas (except in the event any of the same are contrary to the specific provisions hereof). In the event of any specific conflict between the provisions hereof and the provisions of any of the agreements, rules and regulations referenced in this paragraph, the provisions of this Agreement shall control.

     12. Signature Authority. Each of the undersigned represents and warrants that he/she has the requisite authority to execute this Agreement on behalf of the party for whom the undersigned signs; that all necessary action has been taken to authorize this Agreement; that this Agreement, upon execution and delivery, shall be a binding obligation of such party.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated:   March 24, 1994

                              STATE STREET BANK & TRUST COMPANY
                              As Custodian

                              By: /s/ Ronald E. Logue
                              ---------------------------
                              Title:   Executive Vice President

                              TEXAS COMMERCE BANK
                              As Subcustodian

                              By:/s/ Jessica Jones
                              ------------------------
                              Title:   Vice President

                              USAA SHAREHOLDER ACCOUNT SERVICES
                              As Transfer Agent

                              By:/s/ A. Ray Otte
                              ---------------------
                              A. Ray Otte

                              Title:  Sr. Vice President-
                                   Chief Financial Officer/Controller

                              By:/s/ Sherron A. Kirk
                              --------------------------
                              Sherron A. Kirk

                              Title:  Vice President-Controller


     The Funds each hereby consent and agree to the terms of the foregoing Subcustodian Agreement; provided, however, that the same shall not relieve the Custodian of any of its responsibilities to the Funds as set forth in the Custodian
Agreements between the Funds and the Custodian.

                              USAA MUTUAL FUND, INC.

                              By:/s/ John W. Saunders, Jr.
                              ------------------------------
                              John W. Saunders, Jr.

                              Title:  Vice President



                           SCHEDULE 1

                              FEES



                     Item Processing Pricing

                 High Volume Corporate Accounts

                     Effective January 1994


     SERVICE                            PRICE
     -------                            -----
Pre-encoded Deposit
  On-Us                            $   .019/item
  Tier I/Local City                $   .019/item
  Tier II/Local RCPC               $   .029/item
  Tier III/Texas Fed Cities        $   .040/item
  Tier IV/Other Texas              $   .050/item
  Tier V/Other Transit             $   .059/item
  Rejects                          $   .03/item

Account Maintenance                $ 10.00/account

Debits Posted                      $   .12/item

Credits Posted                     $   .45/deposit

FDIC Assessment                    $   .16/$1,000 ledger bal./mo.



                        MicroLink Pricing

                     Effective January 1994


     SERVICE                            PRICE
     -------                            -----
Cash Manager
------------
Software Pricing *
  Cash Manager Setup Fee                $  325.00

Maintenance *
  Cash Manager                          $   35.00/customer/month

Bank Account Reporting
  TCB
    (First 5 Accounts)                  $   25.00/account/month
    Current Day Reporting **

Transaction Reporting
  Previous Day Items                    $     .15/item
  Current Day Items                     $     .20/item

Automated Payments & Collections (APC)***
------------------------------------------
Software Pricing *
  APC Setup Fee                         $   225.00

Maintenance *
  Automated Payments & Collections      $    25.00/customer/month

APC Transactions
  First 1-500 Transactions              $      .30/transaction





* Fees are for single micro-computer software. Additional micro-computer software and maintenance charges are available at 50% off listed fees.
** The charge for Current Day Reporting is in addition to the account charges.
***  Refer to ACH Price Sheet for additional APC and DTS charges.



                 TexStar Funds Transfer Pricing

                     Effective January 1994


     SERVICE                            PRICE
     -------                            -----
TexStar Account Maintenance             $  0.00/account/month

Incoming Transfer
  Autopost Domestic                     $  4.50/transfer

Notifications
  TexStar Direct Access                 $  No charge

TexStar Direct Access, TexStar EXPRESS,
Automatic Standing Transfer, BatchWire*
  Internal                              $  1.00/transfer

  Outgoing
    Repetitive                          $  6.00/transfer







* BatchWire supports domestic internal and outgoing repetitive funds transfers.



                 Automated Clearing House (ACH)
                           Origination
                           (Statewide)

                     Effective January 1994


     SERVICE                            PRICE
     -------                            -----
MicroLink (APC Module)

Software Setup Fee                 $  225.00

Maintenance                        $   25.00/customer/month

Initiation
  First 1-500 transactions         $     .30/transaction

Monthly Maintenance *              $   50.00/customer Tax ID/
                                              month




*    One charge for all accounts



            International Collection Services Pricing

                     Effective January 1994



     SERVICE                            PRICE
     -------                            -----
International Collections*

  $    25.00-$ 4,000.00            $    16.00

  $ 4,000.01-$10,000.00            $    26.00

  $10,000.01+                      $    51.00 maximum (1/4 of 1%)



*    Charge deducted from the face amount of the check.  $8.50
     processing fee charged to analysis.



                          SCHEDULE 2

                       AUTHORIZED OFFICERS



Michael J.C. Roth

Joseph H.L. Jimenez

Sherron Kirk

Pat Bauer

Jim Sanchez

Lori Polhamus

Delia Flores